Exhibit 4.5

DATED 20th December, 2000

(1) (2) (3) (4) (5) (6) (7)	GAMENOW.NET LIMITED BOSMA LIMITED Mr. ZHU JUN Mr. LIU FENG Mr. QIN JIE Ms. ZHOU JING FEI Mr. ZHANG YONG

SUPPLEMENTARY AGREEMENT

to

SHAREHOLDERS’ AGREEMENT

THIS AGREEMENT is made on the 20th day of December, 2000

BETWEEN

(1)	GAMENOW.NET LIMITED, a company incorporated in the Cayman Islands with its registered office at Second Floor, Zephyr House, Mary Street, P.O. Box 709, George Town, Grand Cayman, Cayman Islands, British West Indies (the “Company”);

(2)	BOSMA LIMITED, a company incorporated in the British Virgin Islands with its principal place of business at Pasea Estate, Road Town, Tortola, British Virgin Islands (the “BOSMA”);

(3)	Mr. ZHU JUN , a PRC citizen with his domicile at the Second Floor, No. 49, Lane 1285, Middle Huai Hai Road, Shanghai 200031, ID number 310103661007241;

(4)	Mr. LIU FENG , a PRC citizen with his domicile at Room 26, Fourth Building, the Second District of He Ping Li, Beijing 100013, ID number 110101710523201;

(5)	Mr. QIN JIE , a PRC citizen with his domicile at Room 302, No. 32, Lane 30, West Gui Lin Road, Shanghai 200233, ID number 310112720806003;

(6)	Ms. ZHOU JING FEI , a PRC citizen with her domicile at Room 401, No. 45, Lane 425, Lian Hua Road, Shanghai 200233, ID number 120109731120052;

(7)	Mr. ZHANG YONG , a PRC citizen with his domicile at Room 1403, Third Building, No. 10 Middle Bei San Huan Road, Beijing 100011, ID number 110105701203543.

WHEREAS

(A)	The parties hereto entered into a Shareholders’ Agreement dated 3 April 2000 (“Shareholders’ Agreement”) relating to, inter alia, the rights of the shareholders, the management, operation and other matters of the Company.

(B)	It has been agreed among the parties that certain provisions in the Shareholders’ Agreement be varied and/or modified in such manner as hereinafter appearing.

NOW IT IS HEREBY AGREED as follows: -

1.	Except where defined in this Agreement and except to the extent that the context requires otherwise, terms defined in or in accordance with the Shareholders’ Agreement have the same meanings in this Agreement.

2.	Subject to the terms and conditions of this Agreement, the parties hereto have mutually agreed to supplement, vary and/or modify the terms in the Shareholders’ Agreement in the manner as follows:-

Sub-clause (ii) of Clause 15.1 be deleted in its entirety and be replaced with the following Sub-clause (ii):

“the Subscription Price of the Series A Preference Share (which is US$2.00 per share); and”

AS WITNESS the parties hereto have caused this Agreement to be duly executed the day and year first above written.

SIGNED by George Ka Ki Chang )
for and on behalf of GAMENOW.NET LIMITED )
in the presence of: -)

SIGNED by Kevin Chiang )
for and on behalf of BOSMA LIMITED )
in the presence of: -)

SIGNED by ZHU JUN (identified by his )
PRC identity card number 310103661007241))
in the presence of: -)

SIGNED by LIU FENG (identified by his )
PRC identity card number 110101710523201))
in the presence of: -)

SIGNED by QIN JIE (identified by his )
PRC identity card number 310112720806003))
in the presence of: -)

SIGNED by ZHOU JING FEI )
(identified by her PRC identity card number )
120109731120052))
in the presence of: -)

SIGNED by ZHANG YONG )
(identified by his PRC identity card number )
110105701203543))
in the presence of: -)

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